UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 18, 2014

Trulia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35650	20-2958261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Mission Street, Suite 700

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(415) 648-4358

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 18, 2014, Trulia, Inc. (“Trulia”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, Trulia’s stockholders adopted the previously announced Agreement and Plan of Merger, dated as of July 28, 2014 (the “Merger Agreement”), by and among Zillow, Inc. (“Zillow”) Zebra Holdco, Inc. (“Holdco”), and Trulia. Following the consummation of the transactions contemplated by the Merger Agreement, Zillow and Trulia will become wholly owned subsidiaries of Holdco. The stockholders of Trulia also approved the authorization of nonvoting Class C capital stock in Holdco’s amended and restated articles of incorporation (“Class C Authorization”). Stockholder action on a third proposal, to approve the adjournment of the special meeting if necessary or appropriate to solicit additional proxies in favor of proposal 1 or proposal 2, was not required and no vote was taken on that proposal.

At the Special Meeting, holders of 30,304,311 shares of Trulia common stock, which represents approximately 80.21% of the shares of Trulia common stock outstanding and entitled to vote as of the record date of October 27, 2014, were represented in person or by proxy.

The final voting results for each proposal, each of which is described in greater detail in Trulia’s definitive proxy statement filed with the Securities and Exchange Commission on November 18, 2014, follow below:

Proposal 1—Adoption of the Merger Agreement

For	Against	Abstentions	Broker Non-Votes
30,045,255	2,858	256,198	—

Proposal 2—Approval of the Class C Authorization

For	Against	Abstentions	Broker Non-Votes
29,938,581	106,961	258,769	—

Item 8.01 Other Events.

On December 18, 2014, Zillow and Trulia issued a joint press release announcing the final voting results of the special meeting of Zillow shareholders and special meeting of Trulia stockholders, both held on December 18, 2014. A copy of the joint press release is filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Joint press release dated December 18, 2014 entitled “Zillow Shareholders and Trulia Stockholders Approve Planned Acquisition” issued by Trulia, Inc. on December 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2014		TRULIA, INC.

	By:	/s/ Scott Darling
Scott Darling Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint press release dated December 18, 2014 entitled “Zillow Shareholders and Trulia Stockholders Approve Planned Acquisition” issued by Trulia, Inc. on December 18, 2014.